Consent of Independent Registered Public Accounting Firm

Mobilepro Corp.
6701 Democracy Boulevard, Suite 202
Bethesda, MD 20817

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 16, 2006, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

November 10, 2006